Form C

Cover Page

Name of issuer:

MobileSpike Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 3/31/2016

Physical address of issuer:

3411 Silverside Rd #104 Rodney Bldg
Wilmington DE 19819

Website of issuer:

http://www.mobilespike.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$0.50000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $0.50; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$388,000.00

Deadline to reach the target offering amount:

3/25/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$37,516.00	$48,983.00
Cash & Cash Equivalents:	$0.00	$255.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$26,813.00	$32,416.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($5,864.00)	($1,136,818.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

MobileSpike Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Todd O'Halloran	Electrician	Christenson Electric	2007
Raymond Moss	Lead Trainer MobileSpike Program	State Trooper Ret.	2008
Michael P. Moormeier	CEO	MobileSpike Inc.	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Todd O'Halloran	Secretary	2007
Todd O'Halloran	Director	2007
Todd O'Halloran	Treasurer	2007
Todd O'Halloran	Engineering	2007
Raymond Moss	VP & Director of Law Enforcement Training	2008
Gabe Terreson	COO	2016
Michael P. Moormeier	CEO	2007
Michael P. Moormeier	Sales Manager	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Todd O'Halloran	2,700,000 Common	31.01
Michael P. Moormeier	2,700,000 Common	31.01

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> (1) Our business prospects are difficult to evaluate because we are a development stage company and dependent upon profitable future investments.
>
> MobileSpike, Inc. was organized on July 26, 2007. It was merged into MobileSpike on May 7, 2016. After starting to develop its business, MobileSpike, Inc. was in a state of dormancy for approximately four years, due, in part, to the economic downturn that began in 2008 and appears to now be dissipating. As a result of its history, MobileSpike should be considered by investors to be an early stage company. As an early stage company, MobileSpike is subject to all of the risks that are attendant to any recently formed business and should be considered as a startup business with significant risk. Because of MobileSpike' short operating history, it is more difficult to accurately assess growth rate and earnings potential. It is possible that MobileSpike will face many difficulties typical for development stage companies. These may include, among others: relatively limited financial resources; developing new investment opportunities; delays in reaching its goals; unanticipated start-up costs; potential competition from larger, more established companies; and difficultly recruiting and retaining qualified employees for management and other positions. The Company may face these and other difficulties in the future, some of which may be beyond its control. If MobileSpike is unable to successfully address these difficulties as they arise, the Company's future growth and earnings will be negatively affected. The Company cannot give assurance to prospective investors that MobileSpike' business model and plans will be successful or that MobileSpike will successfully address any problems that may arise. There is substantial doubt about the ability of development stage companies such as MobileSpike to continue as a going concern. The factors considered in this assessment include our lack of operating history and lack of current revenues, and our need to attract significant working capital and investment funding in order to meet our business objectives. These substantial risks could impair our reputation, damage the brand, and negatively impact operating revenues.

(2) The Company has limited working capital and requires significant additional financing, which may or may not be available at all or on a timely basis.

The Company has limited working capital and there may not be sufficient financial resources available to carry out planned MobileSpike operations. We depend upon timely availability of adequate working and investment capital in order to meet the objectives of our business strategy and business plans. There can be no assurance that positive cash flow will ever occur. There can be no assurance that the Company will sell the maximum number of Shares offered in this private placement, or that our capital needs and operations will not require additional capital greater than or sooner than currently anticipated. If MobileSpike is unable to obtain additional capital if needed, in the amount and at the time needed, this may restrict planned or future investments, development or rate of growth; limit MobileSpike' ability to take advantage of future opportunities; negatively affect its ability to implement its business and investment strategies and meet its goals; and possibly limit its ability to continue operations. The Company's working capital requirements may significantly vary from those currently anticipated. andqualified with those

(3) MobileSpike may incur significant losses and there can be no assurance that MobileSpike will ever become a profitable business.

It is anticipated that MobileSpike will initially sustain operating losses. Its ability to become profitable depends on success in marketing our products and making profits and generating cash flow from operations. There can be no assurance that this will occur. Unanticipated problems and expenses often encountered in the investment of capital and resources may impact whether the Company is successful. Furthermore, MobileSpike may encounter substantial delays and unexpected expenses related to development, technological changes, marketing, regulatory requirements and changes to such requirements or other unforeseen difficulties. There can be no assurance that MobileSpike will ever become profitable. If MobileSpike sustains losses over an extended period of time, it may be unable to continue in business.

(4) We are subject to government regulations.

Aspects of our business and our products will be regulated at the local, state, and federal levels. Our products may be subject to state, local and Federal environmental laws and regulations, including those relating to the handling and storage of hazardous materials. We and our products will also be subject to significant governmental regulation relating to labor conditions, safety in the workplace, healthcare and other human resource issues. The nature and scope of future legislation, regulations and programs cannot be predicted. While we anticipate that we and our products will be in compliance with all applicable governmental regulations, there still may be risks that such laws and regulations may change with respect to present or future operations. Such additional costs would increase the cost of investments and operations and decrease the demand for products and services. We and our products will be ultimately responsible for compliance with such regulations and for obtaining and maintaining all required permits and licenses. Such compliance may be time consuming and costly, and such expenses may materially affect our future ability to break even or generate profits.

(5) Our future revenue and operating results are unpredictable and may fluctuate significantly.

It is difficult to accurately forecast MobileSpike revenues and operating results and they could fluctuate in the future due to a number of factors. These factors may include: MobileSpike' ability to develop and make profitable products; generate cash flow from consulting services; the amount and timing of operating costs; competition from other market participants that may reduce market share and create pricing pressure; and adverse changes in general economic, industry and regulatory conditions and requirements. MobileSpike' operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

(6) The nature of the Company's business strategy is high-risk.

Investment in the Company requires a long-term commitment with no certainty of return. The Company is in an industry that could experience financial difficulties that may never be overcome. Since the Company's business involves a high degree of risk, poor performance could severely and adversely affect total returns.

(7) The Company may encounter great difficulty or even a complete inability to develop and make suitable products.

An investor must rely upon the ability of management to make future decisions consistent with the Company's investment objectives and policies. Although the principals have had some success in the past, they may be unable to invest the Company's committed capital in a profitable manner or meet its business objectives. Shareholders will not have the opportunity to evaluate personally the relevant economic, financial, and other information that will be utilized by management in the deployment of capital.

(8) MobileSpike may not be able to create and maintain a competitive advantage.

The potential markets for technical products are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing products, the introduction of new services and products, and changing customer demands. The Company's success could depend on the ability of management to respond to changing situations, standards and technologies on a timely and cost-effective basis. In addition, any failure by such management to anticipate or respond adequately to changes in technology and customer preferences and demand could have a material adverse effect on MobileSpike' financial condition, operating results and cash flow.

(9) Our aggressive growth strategy may not be achievable.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our business, and our future operating results will depend largely upon our ability to adequately capitalize our company and develop successful products, find suitable investments and acquisitions, develop our business, build key relationships and successfully develop and manage our business. Our ability to grow will depend upon many factors, including our ability to identify and invest in businesses that have products and services that are in demand, to identify and enter new markets, and to obtain adequate capital resources on acceptable terms. Any limitations on our ability to accomplish any of these and other goals will have a material adverse effect on our business, results of operations, and financial objectives. There is no assurance that our operations will be successful or achieve anticipated or any operating results.

(10) MobileSpike may be unable to attract and retain qualified employees or key
personnel.

MobileSpike' future success depends on the continued services and performances of key management, consultants and advisors, and it currently does not carry key person life insurance. However, MobileSpike plans to secure key person life insurance when such coverage is deemed financially prudent. Also, MobileSpike' future success may further depend on MobileSpike' ability to attract and retain additional key personnel and third party contractual relationships. If MobileSpike is unable to attract and retain key personnel and third party contractors, this could adversely affect our business, financial condition, and operating results.

(11) MobileSpike does not plan to pay dividends to its shareholders in the near future and there is no guarantee it will ever receive any profit from it operations so as to be able to declare and pay dividends to its shareholders.

The principal investment objective of the Company is to make business profits that present opportunities for significant appreciation to the Company. It is anticipated that certain product research and development will be leveraged and will not provide the Company with any significant cash distributions until new products are sold. Accordingly, the Company may not be able to pay dividends. There can be no assurance with respect to the amount and timing of dividends to the Company's shareholders, or that they will ever be made. The Company initially intends to retain cash from its operations to fund the development and growth of its business.

(12) We will have broad discretion on how the net proceeds of this private placement are utilized.

The Company has broad discretion on how to allocate the proceeds received as a result of this private placement and may use the proceeds in ways that differ from the proposed uses discussed in this Offering Statement. If the Company fails to spend the proceeds effectively, our business and financial condition could be harmed and there may be the need to seek additional financing sooner than expected.

(13) We anticipate substantial competition.

We are aware of three companies that are well established within our industry. The largest of these companies is "StopTech Ltd." StopTech has been in the pursuit management industry for decades and has approximately 90% of worldwide sales. The other two identified competitors are Stinger Spike and Mobile Deployment Systems. These entities are larger and have greater financial, managerial and other resources than we do. We believe that we will be able to compete with these entities primarily on the basis of our products, our small team, hands-on approach, the experience and contacts of our management and our responsive and efficient decision-making processes.

(14) Our pro forma financial statements rely on assumptions that may not prove accurate.

Certain pro forma financial information may be provided to prospective investors for illustrative and informational purposes only. In preparing the pro forma financial statements, we have made certain assumptions concerning our business and the market, which may not be accurate.

(15) Investors may suffer potential loss on dissolution and termination.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of assets, if any, will be distributed in the priority established by applicable law, but only after the satisfaction of claims of creditors. Accordingly, the ability of an investor to recover all or any portion of its investment under such circumstances will depend on the amount of funds realized and claims to be satisfied therefrom.

(16) Actual results may vary from any projection we present.

We may provide certain projected results of operations to prospective investors in connection with this offering. Projections are hypothetical and based upon present factors thought by management to influence our operations. Projections do not, and cannot, take into account such factors as market fluctuations, unforeseeable events such as natural disasters, the terms and conditions of any possible financing, and other possible occurrences that are beyond our ability to control or even to predict. While management believes that the projections reflect the possible outcome of our operation and performance, results depicted in the projections cannot be guaranteed.

(17) Our operating costs are unpredictable.

In addition to general economic conditions and market fluctuations, significant operating cost increases could adversely affect us due to numerous factors, many of which are beyond our control. Increases in operating costs for MobileSpike or any of our products would likely negatively impact our operating income, and could result in substantially decreased earnings or a loss from operations.

(18) We may not be able to protect our intellectual property.

In addition to our patents, we intend to explore options for protection of certain intellectual property, primarily in the form of trademarks and trade secrets but have not made any filings to date. We anticipate developing certain trade secrets and may handle trade secrets that are the property of others. We regard the legal protection of our intellectual property (and the intellectual property of others) as important to future success and will rely on a combination of trade secret laws, copyright, and trademark laws, confidentiality procedures and contractual restrictions to establish and protect our proprietary rights in products and services. There can be no assurance that the steps we take to protect our proprietary rights will prove sufficient to prevent misappropriation of such proprietary rights.

(19) Incidents of hacking, identity theft or cyberterrorism may adversely impact our operations.

Our business operations are and will continue to be dependent upon digital technologies, including information systems, infrastructure and cloud applications. The maintenance of our financial and other records is also dependent upon such technologies. The U.S. government has issued public warnings that indicate that such business information technology might be specific products of cyber security threats, including hacking, identity theft and acts of cyberterrorism. Our critical systems or the systems of our products may be vulnerable to damage or interruption from earthquakes, storms, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm the systems. Many of these systems will not be fully redundant, and disaster recovery planning cannot account for all eventualities. Deliberate attacks on, or unintentional events affecting, our systems or infrastructure, the systems or infrastructure of third parties or the cloud could lead to corruption or loss of our proprietary data and potentially sensitive data, delays in our operations, difficulty in completing and settling transactions, challenges in maintaining our books and records, environmental damage, communication interruptions, other operational disruptions and third party liability. Further, as cyber incidents continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents or natural disasters.

(20) We may not have adequate insurance.

Adequate insurance to cover product liability claims and other risks related to our business may not be available, or available only at an unacceptable cost. There can be no assurance that we will be able to obtain adequate insurance coverage or that it can be obtained at reasonable cost. As protection against such risks, we plan to secure and maintain insurance coverage against some, but not all, potential losses. Even if our insurance is adequate and customary for our industry, losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage.

(21) Management may have significant conflicts of interest.

Management and certain affiliates will devote as much of their time to the business of the Company as they believe, in their sole judgment, is reasonably required. Accordingly, there may be conflicts of interest between investments made by the Company and other investments or business ventures in which management or affiliates are participants. Any agreement between the Company and the management and affiliates shall contain terms at least as favorable to the Company as the fair market terms offered by other similar companies to third-party providers of comparable services.

(22) Conflicts of interest may result due to affiliates of management providing
services to the Company.

The management and persons and entities affiliated with the management may be appointed or utilized to provide services for investments in which the Company invests. Therefore, the selection of investments may be influenced by the ability of the management and its affiliates to provide other services. Moreover, the management and its affiliates may profit from investments even where the Company loses all or a portion of its investment.

(23) There is significant risk associated with the Company's indemnification of affiliated parties.

Our Directors and executive officers will be relieved of liability to the Company or our Shareholders for monetary damages for conduct as Directors and executive officers to the maximum extent permitted by Delaware law. Further, our certificate of incorporation and bylaws permit us to indemnify, to the fullest extent provided or allowed by law, our Directors and executive officers against damages that we or our shareholders incur in connection with our business. We may also enter into indemnity agreements with our Directors and executive officers. The exculpation provisions contained therein may have the effect of preventing shareholders from recovering damages against our Directors and executive officers caused by poor judgment or other circumstances. The indemnification provisions may require us to use our assets to defend our Directors and executive officers against claims, including claims arising out of negligence, poor judgment, or other circumstances. Our Directors and executive officers may not be liable to the Company or shareholders for any act or omission performed or omitted by them in good faith on our behalf and in a manner reasonably believed by them to be within the scope of their authority and in our best interests. The Company will be required to indemnify the officers of the Company and certain persons affiliated therewith for losses, costs, liabilities and expenses incurred by such parties in connection with the business of the Company and investment decisions made on its behalf, except for actions taken in bad faith or which constitute gross negligence or willful misconduct. Such liabilities may be material and may have an adverse impact on the returns to the shareholders unless insurance proceeds are available. The indemnification obligations of the Company will be payable from the assets of the Company.

(24) Key Employees do not have Employment Agreements.

As of the date of this Offering Statement, none of the executive management are under employment contracts. It is anticipated that upon completion of this offering key personnel will enter into employment contracts with the Company. Members of the executive management team will take draws, from time to time, and executives will become salaried once the Company has raised sufficient capital.

(25) There is no public market for the Shares and you will have to hold your Shares indefinitely, subject only to a private sale to a qualified counterparty that is exempt from registration, or a registration of your common shares, or a sale of the business.

Currently, there is no public or other trading market for the Shares, and there can be no assurance that MobileSpike will be able to facilitate a private sale of your Shares or that any other market will develop. Thus, there can be no assurance that you will be able to liquidate your investment in case of an emergency or if you otherwise desire to do so. Investment in the Shares is of a long-term nature. Accordingly, purchasers of Shares will bear the economic risk of investment for an indefinite period of time.

(26) Our Shareholders' Agreement imposes significant restrictions on transfer of Shares.

Investors that purchase Shares in this Offering will be required to become bound by our Shareholders' Agreement. A copy of the Shareholders' Agreement is available upon request from the Company. The Shares may be transferred only if certain legal requirements as well as requirements imposed by our Shareholders' Agreement are satisfied and only with our consent. The Shareholders' Agreement imposes certain requirements and restrictions on the ability of a shareholder to sell or transfer the Shares. Among other requirements, in most circumstances, the shareholder must first offer the Shares to the Company and then the other shareholders before the shareholder may transfer the Shares to a third party. Certificates representing the Shares will also bear a legend indicating that the Shares are subject to the restrictions on transfer imposed by the Shareholders' Agreement.

(27) Shares are subordinate equity interests.

The Shares purchased in this offering will constitute equity interests, which will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to the holders of our Shares.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Finalize Gen2 and prepare for production allowing the company to provide MobileSpike to its customers at half the price of Gen1 while simultaneously increasing our profit margins.

If we raise: **$200,000**

Use of Proceeds: Purchase inventory and sell to waiting customers.

If we raise: **$388,000**

Use of Proceeds: Sales, Marketing and Operations. Allowing the company to go where the sales are, and promote our solution nation wide.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an Investor does not reconfirm his or her investment commitment after a material change is made to the offering, the Investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
	30,000,000	40,000	No	No
Common Stock	200,000,000	8,890,738	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Accrued Comp to Officers. $260,500. No maturity or interest.
Accounts payable. $25,963. $600 per month. No interest.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2016	Regulation D, Rule 506(c)	Priced Round	$20,000	General operations
7/2016	Regulation Crowdfunding	Priced Round	$92,036	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

At its inception MobileSpike was a company formed to develop a modern vehicle disablement system. Therefore, our first round of financing was devoted solely to the development, patenting, testing and proving of our systems. The funds raised in our first equity tranche fully covered these expenses and also allowed for the purchase of inventory to fund our long term testing.

With these activities concluded MobileSpike has spent approximately $35,000 from a budget of $270,000 to prepare its Gen2 system for market. Management believes that we will come in under budget and under time for this milestone. MobileSpike recently completed a Regulation CF and a concurrent Regulation D raise during which it sold $92,036.00 and $20,000.00 respectively in shares at $0.50 per share to investors and previously raised $65,000 from a small group of investors. This $177,036.00 is being used for Gen2 production prep giving the company the ability to finish out the $270,000 budget item and move on the inventory acquisition with a raise of $98,000 in this round.

Additionally, the company plans to use additional funds to purchase inventory and fund operations according to its business plan.

We have not yet generated significant revenues. In order for the Company to continue as a going concern and ultimately achieve profitability, we will need to obtain capital from external sources and to generate revenues from future operations. We intend to raise additional capital through this offering.

There can be no assurances that our operations will become profitable in the future or that external sources of financing will be available at times and at terms acceptable to us, or at all.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.mobilespike.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES


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A revolutionary way to end police chases and reduce tragic accidents
172
investors
$75,118
raised of $50K-$388K goal
$100 min
INVEST
Wefunder Portal LLC

Future Equity (SAFE)

$5M valuation cap

A SAFE gives you the right to future shares in MobileSpike. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25,000+ FOR VOTING & PRO-RATA RIGHTS

INVESTOR PERKS

$500+ "MobileSpike Investor – T.A.S." T-shirt plus entry into drawing to attend an event in your area.

$1,000+ "MobileSpike Investor" custom engraved folding tactical knife plus MobileSpike Investor – T.A.S." T-shirt plus two entries into drawing to attend event in your area.

$5,000+ Be our guest at an all day MobileSpike training event and receive the MobileSpike T-shirt and Custom knife, as well as dinner with the Founder.

> *"We help police officers end high speed pursuits from the safety of their vehicle. With a push of a button, a spiked strip shoots out and pops the fleeing car's tires instantly. Before, officers had to manually place spike strips along the road, putting them directly in danger. This tech hasn't been innovated since 1972, and now, nearly 12,000 people have died due to high speed chases. We're the first solution that lets officers deescalate a potentially fatal car chase with the push of a button.*



Michael P. Moormeier
CEO, MOBILESPIKE

OUR AMBITION

We founded MobileSpike to save lives. Nearly everyday, someone dies from a high speed pursuit and nearly 50% of the time, it's an innocent bystander. For the past four years, we've done extensive testing with the police community, and already, law enforcement agencies in 22 states are waiting to put our devices on their vehicles. Our end goal is to place MobileSpike in every community across the country making America and it's people safer on our roads.

- Multiple patents issued
- Agencies in 22 states expressing interest
- 50% profit margin with Gen2 system

mobilespike.com

from Wilmington DE

TECH HARDWARE GOVERNMENT

WHY I LIKE MOBILESPIKE

I saw it, and I love it! MobileSpike lets one officer shut down a chase without putting his safety at risk at the side of the road with a hand-thrown spike strip. [This is] an opportunity for you and me to own a piece of this company, one that makes money, stops criminals, and keeps police safe.



Lars Larson

HOST OF THE LARS LARSON SHOW & INVESTOR IN MOBILESPIKE

THE BUZZ ABOUT MOBILESPIKE

Until now, we've been between a rock and a hard place. This will help alleviate that so we can do out duty without putting the public in extra danger.

Officer Jentry Crain

Wasilla AK Police Dept.

The officer can deploy the spikes from inside the car. We're always looking at technology to make our jobs safer and easier. This is certainly one of those applications.

Sergeant Jeff Sauers

Columbus OH Police Dept.

It's safe for the officers, it's safe for the motoring public, it's safe for the people that are pursuing behind me.

Trooper James Arnold

Washington State Patrol

The MobileSpike puts an end to pursuit

August 11, 2016

By Duane WolfePoliceOne Contributor With a growing number of officers killed and injured during the deployment of tire deflation systems, Pursuit Management's MobileSpike offers an alternative deployment method. The system consists of a

MobileSpike May Stop You Dead In Your Tracks!

June 21, 2016

Criminals and fugitives of the future beware! MobileSpike is a startup firm that may allow police access to get up close and quickly flatten a car in a police chase pursuit quickly! As of now officers have to plan ahead and predict where the car in the chase

Mobilespike - a new pursuit prevention technology

June 18, 2016

High speed chases have killed thousands of suspects, bystanders and police.

MobileSpike Technologies Opts for Equity Crowdfunding on FlashFunders: Eliminating the Chase - Crowdfund Insider
June 2, 2016

Dukes of Hazzard beware. The White Bronco? No match for the MobileSpike. MobileSpike Technologies Inc., a law enforcement technology company, launched an $1 million equity crowdfunding campaign on FlashFunders to fund the production of

MobileSpike Technologies Uses Equity Crowdfunding for Tech That Ends High Speed Chases | Business Wire
May 19, 2016

Law enforcement tech company, MobileSpike Technologies, is among the first to use the new Federal equity crowdfunding in order to produce a device whi

MobileSpike Technologies Uses Equity Crowdfunding for Tech That Ends High Speed Chases
May 19, 2016

VANCOUVER, Wash.--(BUSINESS WIRE)-- MobileSpike Technologies Inc., a life-saving law enforcement technology company, is launching an equity crowdfunding campaign to fund the production of their patented tire-deflation-stick technology.

Nearly Every Day, Someone Dies in a High Speed Pursuit

"High speed police chases have killed thousands of innocent bystanders. Victims include small children, teenage drivers and the elderly."

USA Today

We founded MobileSpike to address a real problem: over 11,000 people have lost their lives to high speed pursuits and almost half of them have been innocent civilians. MobileSpike gives officers the first real answer to controlling and quickly deescalating a potentially fatal car chase.


High-speed pursuits have resulted in over
11,500 fatalities.
Nearly 1/2 of deaths are innocent bystanders.
Officers
138
Suspects
6301
Bystanders
5066
Source USA Today 7/2015

We're the Answer to High Speed Chases

We've built the first automated tire-spiking system that allows law enforcers to stop high speed pursuits from the safety of their vehicle. Our system has been field-tested all over the United States, from the swamps of Florida to the rainy streets of Seattle. 100% of the officers who've tested MobileSpike agree it's safer and faster than any other alternative and they also know that all other systems are incapable of being deployed from a moving vehicle.

And for those worried about tire blowout, our double-patented system uses hollow quills to puncture tires, which allows for slow, controlled deflation over 50-60 seconds. In all our years of testing, MobileSpike has never once caused a blowout.

The First New Solution Since 1972

The manual spike strips—where officers must get out of their car to throw the net of spikes across the road—was patented in 1972. It's antiquated, dangerous and unpredictable. We're the only solution that keeps officers in their vehicle and in control of the situation.





> *I can be driving, pull up alongside the suspect vehicle, press a button, it shoots out, the vehicle runs over it and we stop the pursuit within a few minutes.*

Sergeant Donovan Lucas
UTAH HIGHWAY PATROL

Officers and Agencies are Demanding MobileSpike

Every agency that has used MobileSpike is convinced that this product is the way of the future. With hundreds of successful deployments, MobileSpike has become a proven technology in law enforcement solely by word of mouth. We're now preparing to scale our manufacturing and deliver units to waiting customers.


Waiting for MobileSpike™
Inquiries for MobileSpike™

22 states
have expressed interest to purchase units

54%
estimated profit margin

100%
of field testers have become customers

MobileSpike only needs 3.6% of the market

There are nearly 17,000 police agencies in America alone, with over 400,000 police vehicles, and MobileSpike will accomplish its sales goals with the sale of a mere 9,000 total units.



MobileSpike™ only needs to sell 9,000 units to generate
over $28M in revenue.
That's less than 5% of the Market.

Our Next Steps

Development of our new Gen2 system is nearly complete! We're under time, and under budget on this area of our business plan by close to $200,000. We've made this new system lighter and stronger, and will be delivered to our customers at half of the cost of current model.

The Gen2 system will soon be complete, and all that will be left is to order inventory, and deliver product to waiting customers.

October 2007

Pursuit Management, Inc. Launches

PMI was formed to develop and test a modern vehicle disablement system, the first of its kind since the early '70s.

November 2008

First MobileSpike system finalized

System finalized with 100% effectiveness in company testing.

May 2009

Field Trials Begin

MobileSpike was placed "in-service" with seven U.S. police agencies from Alaska to Florida

May 2010

Field Trials End

Trials conclude with 100% effectiveness and all agencies purchasing units.

January 2012

Long-Term Tests Begin

Began long-term product reliability and effectiveness test.

November 2015

Gen 2 Model

We've begun developing our "Gen 2" system, which will lower the retail price by about 50%.

Summer 2016

Fundraising & Development

Having secured additional funds from investors, we've made significant progress on Gen 2, with testing already underway.

How Your Investment Will Help Us

Start Manufacturing Gen 2

Full-scale development of our Gen 2 system that will lower the cost-of-goods and increase our margins.

Build Inventory

Increase production to have units available for shipping upon order.

Sales & Operations

Work with law enforcement agencies to update their pursuit management tactics with MobileSpike & train officers.

"The reason I'm a shareholder in MobileSpike is, first, because of the profit margins. I'm a numbers guy. The next thing I look at is the business model, MobileSpike has their field tests and have proved they have proof-of-concept and a place in the market. The other thing I look at is how good is the product? Does it have a competitive edge? Next, I look for integrity, more integrity and more integrity. MobileSpike has all of the above."



Larry Fortman

PRINCIPAL OF OXFORD FINANCIAL GROUP



This will change everything

The current methods used for stopping high speed chases are outdated, dangerous, and not particularly effective. For the company that solves this problem, a fortune awaits. And MobileSpike is that solution.

As an investor, being a part of a company that solves a major problem is right where you want to be.

Over the years, MobileSpike Inc. has perfected the fastest and safest chase stopping system in the world. With years of work and many milestones behind us, with all the chases we have stopped, with all the tragedy we have averted, we now offer you an opportunity to profit from the next stage of this fantastic company.

As CEO my chief goals are to save lives, and to increase share value for you, the investor.

Join us, and together we'll make a difference for America, and your financial future.

Thank You.



MEET THE FOUNDERS





Michael P. Moormeier
CEO

Michael was inspired to invent a safer solution for police pursuits after watching a program on high speed chases. A long-time problem solver, he conferred with law enforcers to perfect the system.

Todd O'Halloran
Director of R&D

Todd brings 36 years of product research and development to the MobileSpike team. His aptitude for innovative thinking ranges from marine propulsion systems to anti-theft equipment .

AND THE REST OF THE TEAM



Gabe Terreson
COO



Larry Fortman
Investment Strategist



Raymond Moss
VP & Director of Law Enforcement Training

RAISED $1,287,154 FROM 1+ INVESTORS

Lars Larson

Lars has hosted The Lars Larson Show from flagship station KXL in Portland since 1997

DETAILS

– COLLAPSE ALL

What are you trying to do?

We've built a technology that allows law enforcement officers to quickly stop pursuits from the safety of their vehicle with the push of a button. MobileSpike is vehicle-mounted, retractable, in-motion tire-spiking system that is safe and effective at speeds from 15 to 120 miles per hour in a wide range of weather and road conditions. It greatly reduces pursuit time and public risk.

How does the product work?

MobileSpike was created so that no officer has to get closer to a suspect's vehicle than he normally would in traffic. Not only is the officer protected by his fortified police vehicle, but MobileSpike deploys in a suspect's blindspot, so he or she often doesn't realize MobileSpike was activated until the tire is flat. Officers who've tested and used MobileSpike agree the product is safer and more effective than the competition.

The "spike" is actually a hollow quill, so when the tire is punctured, the quill remains pierced through the rubber, allowing for a controlled deflation. This gives the officer the ability to control and manage the pursuit.

What type of response have you received?

100% of the field trial agencies became customers, 90% re-ordered product, and ALL reported an undeniable increase in officer and public safety. (The 10% who did not reorder were smaller precincts that had already outfitted their entire fleet.)

We consistently receive new inquiries about product availability despite the fact that we have done no marketing, no advertising, and no trade show demonstrations. Interest in MobileSpike has been abundant, spreading through law enforcement mostly by word-of-mouth because the product has been proven to work.

We have developed a list of agencies in 21 states who have expressed interest in our product. Everywhere we demonstrate the product, police officers are interested in learning how they can add MobileSpikes to their fleet.

How is the second version of your product a game changer for you?

Our Gen 2 system performs with the exact same functionality and effectiveness of our first system. They are visually identical. The difference is the cost.

Our new system will retail for less than half the price of our original system. Even though our economy is on its way back, it has not come back to 2007 levels, and we need to account for that in order to meet our sales goals. In addition, with the same amount of money, an agency can deploy two times the number of MobileSpike systems into their agency.

We have always said that "The best MobileSpike salesman in the world is a MobileSpike in the field." With that being true, our growth will be dramatic with our Gen2 system.

Why are you raising this round?

Although we consistently receive inquiries about MobileSpike, our missing puzzle piece is cash to fund the first major round of manufacturing. Police agencies are not able to allocate their budget to pre-ordering units, so that leaves it to us to raise the capital.

"We plan to raise $1.8 million from both non-accredited and accredited investors during this crowdfunding round, and to use the funds to manufacture MobileSpike systems and fund operations, manufacturing, inventory, fulfillment, and training

MobileSpike does not manufacture or assemble the product. We use a competitive process to select professional manufacturers for each component, and units are assembled in the U.S. Fully assembled MobileSpike systems are shipped to our fulfillment center in Longview, WA, and distributed to police departments from there. This allows MobileSpike to focus on its core competencies and mitigates risk.

What's your business strategy?

Our business model is designed to deliver a return on your investment by positioning our company for sale to a larger technology company. Your profits are delivered once this buyout happens. MobileSpike only needs to sell 9,000 units to generate revenue in excess of $28,000,000, with profit margins of greater than 50%. Our sales forecasts are conservative - our competitors have sold over 250,000 hand-deployed units to terminate chases.

Trade shows are the best opportunity for us to meet a large amount of customers and decision makers in a short amount of time. We know the best law enforcement trade shows around the country, and we'll be there. In-person demonstrations leave no doubt that MobileSpike can help a police agency, and they help to spark buzz about our product, especially at trade shows and other well-attended industry events.

MobileSpike will be featured on PoliceOne.com's Pursuit Management page, which receives over 10,000 hits per month. PoliceOne.com is by far the internet's leader in new gear, gadgets and training for law enforcement, and we have had a relationship with them for years.

What are your margins?

We have more than 50% profit margins on each unit.

How would you describe the industry?

The MobileSpike is only available to police or government agencies. Safety equipment is always a priority for police agencies. There are 16,869 city, county, state, and federal law enforcement agencies in the United States, with approximately 400,000 currently active service vehicles.MobileSpike only needs to sell 9,000 units (about 3-5% of the market) to hit our minimum ROI.

StopTech, Ltd. currently holds much of the business worldwide. The Stop Sticks® are deployed by hand, putting the officer right in the middle of a pursuit's greatest chaos. Despite the danger during use, they have been the best solution on the market, and since 1993 over 250,000 Stop Sticks® have been sold worldwide.

Stinger Spike and Mobile Deployment Systems both provide equipment to stop everything from small to large vehicles, but require an officer to be standing close to the path of an unpredictable driver and vehicle.

What obstacles have you found?

Our company was ready to launch in 2011-12, but given the worldwide financial crisis at the time, we had a decision to make. Our product is available only to police or government agencies and at the time budgets were being slashed, sometimes by up to a third.

At the time, we had two paths. We could raise money from people who really didn't have it to invest, use it produce our original MobileSpike system in a poor economy with high manufacturing costs, and then attempt to sell systems to government agencies who's budgets were being cut at the time. Or we could wait out the recession and use that time to do a thorough product reliability and effectiveness test. We chose to wait, to test and to improve.

What are the biggest obstacles between you now and the end goal?

Our technology is the fastest and safest system in our field, and agencies across the country and abroad is waiting for it. So, the biggest obstacle MobileSpike faces is funding. We have customers waiting, we have agencies interested in putting their hands on it, and what our company needs is the inventory to make sales and give police the chance to use it.

When they use it, they love it. After all the groundwork that we have laid, after all the proving we have done, after all the chases we have stopped, funding is the main thing that is standing in our way.

When can we see MobileSpike shipping on a large scale?

We have secured half of the funding to produce our Gen 2 system. Once the other half of the funding is secured, management believes it will be less than 6 months to bring the product to market in full production. And, we're very excited to try to accelerate that timeline.

What experience does your team have?

Each member of our leadership has qualifications that lends unique experience to the team. Michael Moormeier and Todd O'Halloran invented the first MobileSpike prototype, and Todd continues to work on new technologies for the company. Michael leads the team, fundraises, and works with police agencies around the country.

Raymond Moss served in the Washington State Patrol for 25 years, much of that time as a police driving trainer. Having been involved in many high-speed pursuits himself, Ray brings real world wisdom and practicality to ensure MobileSpike integrates well with police equipment. Gabe Terreson and Larry Fortman are both talented businessmen and serial entrepreneurs.

ASK A QUESTION

Type your question here... ASK QUESTION

Oleg Kozhukhovskiy Sep 16

Please explain the relations between MobileSpike Inc. and Pursuit Management, Inc. the asignee for the US Patent number: 8154396 Vehicle disablement device

Michael P. Moormeier CEO FOUNDER Sep 17

MobileSpike Inc was originally formed as Pursuit Management Inc. We recently changed the name of the company to better reflect our brand. Our company is now MobileSpike Inc, but we are, and have always been about pursuit management. Thanks for the great question Oleg.

LIKE

Jeff Myers Sep 16

What patents do you have?

Michael P. Moormeier CEO FOUNDER Sep 17

Hello Jeff. We have two issued patents. One patent covers the entire MobileSpike system and alternative embodiments. The second patent covers the spike strip. We are covered well Jeff. Thanks for the question.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO MOBILESPIKE

1. (1) Our business prospects are difficult to evaluate because we are a development stage company and dependent upon profitable future investments.

MobileSpike, Inc. was organized on July 26, 2007. It was merged into MobileSpike on May 7, 2016. After starting to develop its business, MobileSpike, Inc. was in a state of dormancy for approximately four years, due, in part, to the economic downturn that began in 2008 and appears to now be dissipating. As a result of its history, MobileSpike should be considered by investors to be an early stage company. As an early stage company, MobileSpike is subject to all of the risks that are attendant to any recently... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

MobileSpike is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How do I earn a return?

How is Wefunder compensated?

How do convertible notes work?

Have another question?



Michael Moormeier

CEO MobileSpike Tech.

Longview, Washington | Law Enforcement

Previous MobileSpike Tech., Pursuit Management Inc.
Education CCAF

Send Michael InMail

34
connections

https://www.linkedin.com/in/michael-moormeier-b029aa93

Background

Experience

CEO
MobileSpike Tech.
2007 – 2016 (9 years)

CEO
Pursuit Management Inc.
2007 – 2015 (8 years) | Pacific Northwest

Pursuit Management provides proven pursuit stopping technology and training to Police Agencies in the US and Canada.
Purveyors of MobileSpike.

Skills

Top Skills

- 2 Public Speaking
- 2 Customer Service
- 2 Management
- 2 Team Building
- 1 Strategic Planning
- 1 Research
- 1 Microsoft Office
- 1 Microsoft Excel
- 1 Marketing
- 1 Budgets

Michael also knows about...

1 Negotiation | 1 Project Management | Sales | Sales Operations

Education

CCAF
Applied Sciences, Airframe Mechanics and Aircraft Maintenance Technology/Technician
1988 – 1989

Community College of the Air Force applied sciences programs.

Rex Putnam High School
1985 – 1986

Volunteer Experience & Causes

Causes Michael cares about:

- Children
- Science and Technology

Patents

Mobile, retractile, lateral deploying vehicle disablement device.
United States
Issued

MobileSpike

2 inventors:

Michael Moormeier
CEO MobileSpike Tech.

Todd O'Halloran

Raymond Moss

Vice President Pursuit Mangement Inc.

Greater Seattle Area | Management Consulting

Current Pursuit Management Inc. (PMI), Ray Moss Consulting

Send Raymond InMail

74 connections

https://www.linkedin.com/in/raymond-moss-5998856b

Contact Info

Background

Summary

Pursuit Management Inc., our Mission is simple: To save lives.
Every year, thousands of high speed chases impact the lives of thousands of people.
We can stop it!
MobileSpike is a Better, Safer, Faster, and PROVEN product that saves lives.
We have stopped escaped convicts, murderers, kidnappers, drunk drivers, car thieves and more.

Experience

Vice President P.M.I./ MobileSpike Director of Training
Pursuit Management Inc. (PMI)
January 2013 – Present (3 years 9 months)

Owner (Retired Wa. State Trooper)
Ray Moss Consulting
2008 – Present (8 years)

Owner/President
Ray Moss Consulting
2008 – Present (8 years) | Greater Seattle Area

Personal Protection/ Security Analyst